EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports Third-Quarter Financial Results
Meets Revenue; Exceeds Earnings Expectations

BEDFORD, Mass., October 20, 2015 - iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the third quarter ended September 26, 2015.

“Q3 revenue met our expectations due to continued strong growth in the United States and China, partially offset by softness in Japan. Q3 earnings exceeded expectations in part because we decided to curtail the planned Japan investment, as the overall economic climate in the region was dampening its impact. Although we expect continued strong growth in the U.S. and China, we are revising our full-year revenue expectations to $610 to $615 million, due to a slower than expected recovery in Japan and our continued caution in a few other international markets,” said Colin Angle, chairman and chief executive officer of iRobot.

“We are increasing our full year expectations for EPS and Adjusted EBITDA as we have reduced our spending plans for Q4 in order to offset the lower revenue. We will also be recording a gain on investment of $0.06 per share, or $3 million pre-tax income, from the sale of an investment we made several years ago that was not previously contemplated in our expectations. We now expect full-year earnings per share of $1.35 to $1.40 and Adjusted EBITDA of $89 to $91 million. These expectations continue to reflect our confidence that domestic Home Robot revenue will grow in the high teens for the full year, and that China and many European markets will also show significant growth.

“While we are experiencing weakness in a few isolated international markets, we expect the macro impact to be temporary. Global spending on robotic vacuum cleaners continues to grow, and we are maintaining our leadership position in the market despite several recent entrants in the category. We remain optimistic about the industry and our growth prospects in the coming years.

“On September 16, we launched the Roomba® 980, our first connected home robot with navigating and mapping capabilities. The reaction we have received has been tremendous, exceeding our expectations. The Roomba 980 is the first iRobot product to incorporate the VSLAM technology we acquired as part of acquisition of Evolution Robotics. This flagship Roomba is our first step into the Internet of Things, enabling new functionality today, such as remote app-control and systematic navigation, as well as paving the way for new products and capabilities in the future. We look forward to discussing our strategies to take advantage of these advances in other forums in coming months.”

Financial Results

•	Revenue for the third quarter of 2015 was $143.6 million, compared with $143.5 million for the same quarter one year ago, in line with expectations.

•	Net income in the third quarter of 2015 was $12.8 million, compared with $14.6 million in the third quarter of 2014, ahead of expectations.

•
Quarterly earnings per share were $0.42 for the third quarter of 2015, compared with $0.48 in the third quarter last year. Adjusted EBITDA for the third quarter of 2015 was $25.9 million, compared with $29.7 million in the third quarter of 2014. Both EPS and Adjusted EBITDA were ahead of expectations.

•	Re-purchased $20 million of stock under the stock repurchase plan in the quarter.

Business Highlights

•
Fourth-quarter year-over-year revenue growth of 26 to 29% expected. Full-year expectations imply U.S. revenue growth in high teens, growth in China of more than 70% and substantial growth in many larger EMEA countries.

•	Successfully launched the first connected Roomba, the 980, on the iRobot website and began shipping into U.S. retail and overseas markets for the holidays; U.S. Amazon rated 4.5 out of 5 stars.

•	Collecting insightful Roomba 980 usage information to inform future investments.

•	Received and fulfilled several Defense & Security orders, announced two significant new IDIQ contracts totaling $96 million and ended the quarter with $28 million in backlog.

Financial Expectations

Management provides the following expectations with respect to the fourth quarter and fiscal year ending January 2, 2016.

Q4 2015:
Revenue	$200 - $205 million
Earnings Per Share	$0.53 - $0.58
Adjusted EBITDA	$32 - $34 million

Fiscal Year 2015:	Current	Prior
Revenue	$610 - $615 million	$625 - $635 million
Earnings Per Share	$1.35 - $1.40	$1.25 - $1.35
Adjusted EBITDA	$89 - $91 million	$85 - $90 million

Third-Quarter Conference Call

iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the third fiscal quarter 2015, business outlook, and outlook for fourth-quarter and fiscal year 2015 financial performance. Pertinent details include:

Date:	Wednesday, October 21, 2015
Time:	8:30 a.m. ET
Call-In Number:	847-619-6396
Passcode:	38036803

A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-EventDetails&EventId=5168629.
An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through October 28, and can be accessed by dialing 630-652-3042, passcode 38036803#.

About iRobot Corp.
iRobot designs and builds robots that empower people to do more. The company’s home robots help people find smarter ways to clean, its defense & security robots protect those in harm’s way, and its remote presence robots enable virtual presence from anywhere in the world. iRobot’s consumer and military robots feature proprietary technologies incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance, future operating performance and growth, outlook for and future performance of our businesses, sales and marketing spending, demand for our robots, and anticipated revenue, earnings per share and Adjusted EBITDA for fiscal year 2015 and the fourth quarter ending January 2, 2016. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, market acceptance of our products, our dependence on the U.S. federal government and government contracts, the timing of government contracts and orders, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

This press release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, merger and acquisition expense, net intellectual property litigation expense, and restructuring expense. A reconciliation between net income and Adjusted EBITDA is provided in the financial tables at the end of this press release.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Revenue	$143,609	$143,497	410,358	397,504
Cost of revenue	73,751	75,608	216,759	215,784
Gross margin	69,858	67,889	193,599	181,720
Operating expenses:
Research and development	18,122	17,343	55,886	51,522
Selling and marketing	19,379	15,844	60,896	53,911
General and administrative	13,701	12,008	39,195	35,938
Total operating expenses	51,202	45,195	155,977	141,371
Operating income	18,656	22,694	37,622	40,349
Other income (expense), net	(93)	(374)	(948)	(469)
Income before income taxes	18,563	22,320	36,674	39,880
Income tax expense	5,770	7,713	11,875	11,463
Net income	$12,793	$14,607	$24,799	$28,417

Net income per share
Basic	$0.43	$0.49	$0.84	$0.97
Diluted	$0.42	$0.48	$0.82	$0.94

Number of shares used in per share calculations
Basic	29,654	29,595	29,697	29,439
Diluted	30,117	30,183	30,253	30,169

Stock-based compensation included in above figures:
Cost of revenue	$270	$291	$662	$626
Research and development	963	866	2,737	2,425
Selling and marketing	474	319	1,089	860
General and administrative	2,193	2,315	5,974	6,105
Total	$3,900	$3,791	$10,462	$10,016

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 26, 2015	December 27, 2014

Assets
Cash and cash equivalents	$176,430	$185,957
Short term investments	35,791	36,166
Accounts receivable, net	76,314	71,056
Unbilled revenue	580	2,614
Inventory	58,665	47,857
Deferred tax assets	20,338	21,505
Other current assets	8,408	9,704
Total current assets	376,526	374,859
Property and equipment, net	28,553	31,297
Deferred tax assets	7,688	8,409
Goodwill	48,751	48,751
Intangible assets, net	16,529	19,146
Other assets	11,766	10,751
Total assets	$489,813	$493,213

Liabilities and stockholders' equity
Accounts payable	$56,490	$60,256
Accrued expenses	13,752	18,701
Accrued compensation	11,153	16,235
Deferred revenue and customer advances	2,279	3,849
Total current liabilities	83,674	99,041
Long term liabilities	3,033	3,736
Stockholders' equity	403,106	390,436
Total liabilities and stockholders' equity	$489,813	$493,213

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the nine months ended
	September 26, 2015	September 27, 2014
Cash flows from operating activities:
Net income	$24,799	$28,417
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	10,569	9,578
Loss on disposal of property and equipment	201	27
Stock-based compensation	10,462	10,016
Deferred income taxes, net	2,289	793
Tax benefit of excess stock-based compensation deductions	(795)	(2,707)
Non-cash director deferred compensation	112	34
Changes in operating assets and liabilities — (use) source
Accounts receivable	(5,258)	(28,999)
Unbilled revenue	2,034	(323)
Inventory	(10,965)	(8,678)
Other assets	1,296	(5,407)
Accounts payable	(1,285)	4,943
Accrued expenses	(6,127)	2,859
Accrued compensation	(5,082)	(7,836)
Deferred revenue and customer advances	(1,570)	(2,376)
Long term liabilities	(703)	(467)
Net cash provided by (used in) operating activities	19,977	(126)

Cash flows from investing activities:
Additions of property and equipment	(7,557)	(9,168)
Change in other assets	(1,015)	—
Purchase of investments	(17,755)	(24,214)
Sales of investments	18,000	7,500
Net cash used in investing activities	(8,327)	(25,882)

Cash flows from financing activities:
Proceeds from stock option exercises	3,385	7,853
Income tax withholding payment associated with restricted stock vesting	(1,295)	(1,532)
Stock repurchases	(24,062)	—
Tax benefit of excess stock-based compensation deductions	795	2,707
Net cash provided by (used in) financing activities	(21,177)	9,028

Net decrease in cash and cash equivalents	(9,527)	(16,980)
Cash and cash equivalents, at beginning of period	185,957	165,404
Cash and cash equivalents, at end of period	$176,430	$148,424

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the nine months ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014

Revenue: *
Home Robots	$136,513	$132,013	$384,422	$373,283
Domestic	$57,782	$46,830	$150,587	$129,884
International	$78,731	$85,183	$233,835	$243,399

Defense & Security	$6,184	$10,667	$24,500	$21,369
Domestic	$4,606	$4,850	$10,867	$10,342
International	$1,578	$5,817	$13,633	$11,027

Product	$6,061	$10,258	$23,896	$20,947
Contract	$123	$409	$604	$422

Product Life Cycle	$3,356	$5,797	$11,464	$11,203

Gross Margin Percent:
Home Robots	52.7%	50.7%	51.7%	49.9%
Defense & Security	42.9%	53.3%	40.0%	45.1%
Total Company	48.6%	47.3%	47.2%	45.7%

Units shipped:
Home Robots *	582	573	1,665	1,603
Defense & Security	123	52	192	130

Average gross selling prices for robot units:
Home Robots	$252	$244	$246	$242
Defense & Security *	$22	$86	$65	$75

Defense & Security Funded Product Backlog *	$27,559	$25,170	$27,559	$25,170

Days sales outstanding	49	44	49	44

Days in inventory	73	65	73	65

Headcount	606	562	606	562

* in thousands

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended		For the nine months ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014

Net income	$12,793	$14,607	$24,799	$28,417

Interest income, net	(152)	(184)	(482)	(499)
Income tax expense	5,770	7,713	11,875	11,463
Depreciation	2,626	2,294	7,776	6,676
Amortization	932	964	2,793	2,902

EBITDA	21,969	25,394	46,761	48,959

Stock-based compensation expense	3,900	3,791	10,462	10,016
Merger and acquisition expense	—	—	—	—
Net intellectual property litigation (income) expense	(13)	496	(493)	1,141
Restructuring expense	—	—	—	—

Adjusted EBITDA	$25,856	$29,681	$56,730	$60,116

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, merger and acquisition expense, net intellectual property litigation expense, and restructuring expense. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company's actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 Ù 781.430.3000 Ù Fax 781.430.3001 Ù www.irobot.com